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                                                                   EXHIBIT 4.(2)

                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 6, 1998 by and among IntraNet Solutions, Inc., a Minnesota corporation, with headquarters located at 9625 W. 76th Street, Suite 150, Eden Prairies, MN 55344 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

                  B. The Company has authorized the following new series of its Preferred Stock, $.01 par value per share (the "PREFERRED STOCK"): the Company's Series B Convertible Preferred Stock ("SERIES B PREFERRED STOCK") which shall be convertible into shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designation of the Series B Preferred Shares, in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION");

                  C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of $3 million of Series B Preferred Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and

                  D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW THEREFORE, the Company and the Buyers hereby agree as follows:

                  1.       PURCHASE AND SALE OF SERIES B PREFERRED SHARES.

                           a. Purchase of Series B Preferred Shares. Subject to
the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 300 shares of Series B Preferred Stock (the "SERIES B PREFERRED SHARES"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Preferred Shares shall be $10,000 or an aggregate purchase price of $3 million. On the Closing Date (as defined below), the Company shall deliver to each




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Buyer, a stock certificate(s) representing such number of the Series B Preferred
Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

                           b. Closing Date. The date and time of the Closing
(the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time on May 6, 1998, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers).

                           c. Form of Payment. On the Closing Date each Buyer
shall pay the Purchase Price to the Company for the Series B Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided to the Buyers at least two days prior to the Closing Date.

                  2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                           Each Buyer represents and warrants with respect to
only itself that:

                           a. Investment Purpose. Such Buyer (i) is acquiring
the Series B Preferred Shares and (ii) upon conversion of the Series B Preferred Shares, will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Series B Preferred Shares for any minimum or other specific term and reserves the right to dispose of Series B Preferred Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b. Accredited Investor Status. Such Buyer is an
"accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                           c Reliance on Exemptions. Such Buyer understands that
the Series B Preferred Shares and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Series B Preferred Shares and the Conversion Shares.

                           d. Information. Such Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B Preferred Shares and the Conversion Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been



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afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                           e. No Governmental Review. Such Buyer understands
that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B Preferred Shares or the Conversion Shares or the fairness or suitability of the investment in the Series B Preferred Shares or the Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series B Preferred Shares or the Conversion Shares.

                           f. Transfer or Resale. Such Buyer understands that
except as provided in the Registration Rights Agreement: (i) the Series B Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                           g. Legends. Such Buyer understands that the
certificates or other instruments representing the Series B Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF



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         COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT
         REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series B Preferred Shares or the Conversion Shares upon which it is stamped, if (i) the Series B Preferred Shares or the Conversion Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Series B Preferred Shares or the Conversion Shares may be made without registration under the 1933 Act, or (iii) the Series B Preferred Shares or the Conversion Shares can be sold pursuant to Rule 144(k) under the 1933 Act. Each Buyer acknowledges, covenants and agrees to sell the Series B Preferred Shares and the Conversion Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from the Series B Preferred Shares or the Conversion Shares, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any Series B Preferred Shares or Conversion Shares that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                           h. Authorization; Enforcement. This Agreement has
been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                           i. Residency. Such Buyer is a resident of that
country specified in the Schedule of Buyers.

                           j. Short Sales. As of the date hereof, the Buyers do
not maintain short positions with respect to the Common Stock.

                  3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                           The Company represents and warrants to each of the
Buyers that:

                           a. Organization and Qualification. The Company and
its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly incorporated and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent



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that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the transaction contemplated hereby.

                           b. Authorization; Enforcement; Compliance with Other
Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue, sell and perform its obligations with respect to the Series B Preferred Shares and the Conversion Shares in accordance with the terms hereof and the Certificate of Designation and to issue the Conversion Shares upon conversion of the Series B Preferred Shares in accordance with the Certificate of Designation, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series B Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement, the Registration Rights Agreement and the certificates for the Series B Preferred Shares have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and the certificates for the Series B Preferred Shares constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designation will have been filed with the Secretary of State of the State of Minnesota and will be in full force and effect, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c. Capitalization. As of the date hereof, the
authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which as of May 5, 1998, 8,637,797 shares were issued and outstanding, and 1,000,000 shares of Preferred Stock, of which as of May 5, 1998, 450,000 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents or Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under



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which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series B Preferred Shares or the Conversion Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                           d. Issuance of Securities. The Series B Preferred
Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designation. Not less than 1,611,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Series B Preferred Shares. Upon conversion in accordance with the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                           e. No Conflicts. Except as disclosed in Schedule
3(e), the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designation of any outstanding series of Preferred Stock of the Company or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation, Certificate of Designation of any outstanding series of Preferred Stock or Bylaws or their organizational charter or bylaws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for those violations that individually or in the aggregate would not have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or any of its subsidiaries. Except for filing the Certificate of Designation with the Secretary of State of the State of Minnesota and except as specifically contemplated by this Agreement and as



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required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement or perform its obligations under the Certificate of Designation in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the NASDAQ SmallCap Market. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the NASDAQ SmallCap Market.

                           f. SEC Documents; Financial Statements. Since March
31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to each Buyer or its representative true and complete copies of such SEC Documents as each Buyer or its representative has requested from the Company. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                           g. Absence of Certain Changes. Except as expressly
disclosed in Schedule 3(g) and the SEC Documents, since March 31, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a



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whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                           h. Absence of Litigation. There is no action, suit,
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Registration Rights Agreement, or any of the documents contemplated herein or (iii), except as expressly set forth in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                           i. Acknowledgment Regarding Buyers' Purchase of
Series B Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series B Preferred Shares or the Conversion Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                           j. No General Solicitation. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series B Preferred Shares or the Conversion Shares.

                           k. No Integrated Offering. Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series B Preferred Shares or the Conversion Shares under the 1933 Act or cause this offering of Series B Preferred Shares and Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotations ("NASDAQ").

                           l. Employee Relations. Neither the Company nor any of
its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any



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of its subsidiaries, is any such dispute threatened. Except as set forth on
Schedule 3(l), none of the Company's or its subsidiaries' employees is a member of a union, and the Company and its subsidiaries believe that their relations with their employees are good.

                           m. Intellectual Property Rights. The Company and its
subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                           n. Environmental Laws. The Company and its
subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where the failure to comply with such laws and regulations or to receive or comply with such permits, licenses or approvals would not have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries individually or taken as a whole.

                           o. Title. The Company and its subsidiaries have good
and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as set forth in the SEC Documents and except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of



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such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           p. Insurance. The Company and each of its
subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                           q. Regulatory Permits. The Company and its
subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or any of its subsidiaries.

                           r. Internal Accounting Controls. The Company and each
of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors and in relation to the size and complexity of their respective businesses, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           s. No Materially Adverse Contracts, Etc. Neither the
Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                           t. Tax Status. Except as set forth on Schedule 3(t),
the Company and each of its subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                           u. Certain Transactions. Except as set forth on
Schedule 3(u) and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           v. Dilutive Effect. The Company understands and
acknowledges that the number of Conversion Shares issuable upon conversion of the Series B Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series B Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                           w. S-3 Registration. The Company is currently
eligible to register securities in a secondary offering, including the resale of Conversion Shares on a registration statement on Form S-3 under the 1933 Act.

                  4.       COVENANTS AND AGREEMENTS.

                           a. Best Efforts. Each party shall use its best
efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                           b. Form D. The Company agrees to file a Form D with
respect to the Series B Preferred Shares and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series B Preferred Shares and the Conversion Shares for, or obtain exemption for the Series B Preferred Shares and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                           c. Reporting Status. Until the earlier of (i) six
months after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Series B Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company (x) shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts to maintain its ability and eligibility to register securities on Form S-3.

                           d. Use of Proceeds. The Company will use the proceeds
from the sale of the Series B Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                           e. Financial Information. The Company agrees to send
the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

                           f. Reservation of Shares. The Company shall take all
action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of the Series B Preferred Shares in accordance with the terms of this Agreement and the Certificate of Designation.

                           g. Listing. The Company shall promptly secure the
listing of the Conversion Shares upon the NASDAQ SmallCap Market (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Certificate of Designation on each national securities exchange and automated quotation system (including the Nasdaq National Marketing System), if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to each Buyer copies of any notices it receives from the NASDAQ SmallCap Market regarding the continued eligibility of the Common Stock for listing on the NASDAQ SmallCap Market, except to the extent that such notices would constitute material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                           h. Expenses. Each of the Company and the Buyers shall
each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement and the Registration Rights Agreement Certificate of Designation.

                           i. Additional Issuances of Securities.

                              (a) Right of First Refusal. For a period of 180
days from and after the Closing Date, if the Company shall desire to issue any Common Stock or any security convertible, exchangeable or exercisable for Common Stock or any other right to acquire any Common Stock pursuant to Section 4(2) of the 1933 Act, an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement, in any such case with an acquisition price for each share of Common Stock that is proposed to be less than the Average Market Price (as defined in the Certificate of Designation) of the Common Stock on the date of such issuance (the "DISCOUNTED SECURITIES"), exclusive of issuances of Common Stock upon the Buyers' conversion of the Series B Preferred Shares (other than pursuant to: (i) Company authorized stock option plans with employees or directors of the Company; (ii) future equity financing whereby Discounted Securities are issued to any person or entity which has or is proposed to have a material business, technology or commercial relationship with the Company in addition to any equity financing provided by such person or entity; (iii) the right of first refusal of the placement agent referred to in Section 9(l) of this Agreement, as provided in the engagement letter, dated as of March 16, 1998, between the Company and such placement agent; (iv) stock purchase warrants issued as consideration for services rendered to the Company; and (v) issuances of Discounted Securities as consideration for a merger, consolidation or sale of assets), then the Company shall first comply with the terms of this Section 4(i).

                              (b) Notice Requirements. The Company shall notify,
or cause to be notified, the Buyers not less than ten (10) business days nor more than twenty (20) business days prior to the time the Company intends to consummate such issuance (the "ISSUANCE NOTICE"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                              (c) Exercise of Right of First Refusal. The right
of first refusal provided for in this Section 4(i) may be exercised by the Buyers by delivery of a written notice to the Company (the "EXERCISE NOTICE"), within ten (10) business days following receipt of the Issuance Notice (the "REFUSAL PERIOD"). The Exercise Notice shall state that the Buyers agree to purchase all or any specified part of the proposed issuance of such Discounted Securities on terms substantially equal to the terms set forth in the Issuance Notice.

                              (d) Right to Issue Discounted Securities. After
expiration of the Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five (45) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such forty-five (45) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 4(i).

                              (e) The Company will not issue any Series B
Preferred Shares other than to the Buyers as contemplated hereby or as otherwise contemplated in the Certificate of Designation.

                           j. Dilutive Effect. The Company understands and
acknowledges that the number of Conversion Shares issuable upon conversion of the Series B Preferred Shares will increase in certain circumstances. The Company further acknowledges and agrees that its obligation to issue Conversion Shares upon conversion of the Series B Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                           k. Disclosure. From and after the date hereof, the
Company will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                  5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit E) to issue certificates, or, at a Buyer's request, to electronically issue such shares (e.g., through DWAC or DTC), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series B Preferred Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Series B Preferred Shares and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and the Certificate of Designation. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Series B Preferred Shares or Conversion Shares. If a Buyer provides the Company with an opinion of counsel addressed to the Company, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Series B Preferred Shares or the Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Series B Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. Such Buyer shall have executed this Agreement and
the Registration Rights Agreement and delivered the same to the Company.

                           b. Such Buyer shall have delivered to the Company the
Purchase Price for the Series B Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           c. The representations and warranties of such Buyer
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Series B Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           a. The Company shall have executed this Agreement and
the Registration Rights Agreement, and delivered the same to such Buyer.

                           b. The Certificate of Designation, shall have been
executed by the Company and filed with the Secretary of State of the State of Minnesota, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                           c. The Common Stock shall be authorized for quotation
on the NASDAQ SmallCap Market, trading in the Common Stock issuable upon conversion of the Series B Preferred Shares to be traded on the NASDAQ SmallCap Market shall not have been suspended by the SEC or the NASDAQ SmallCap Market and all of the Conversion Shares issuable upon conversion of the Series B Preferred Shares to be sold at the Closing shall be listed upon the NASDAQ SmallCap Market.

                           d. The representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                           e. Such Buyer shall have received the opinion of the
Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                           f. The Company shall have executed and delivered to
such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series B Preferred Shares being purchased by such Buyer at the Closing.

                           g. The Board of Directors of the Company shall have
adopted the resolutions in substantially the form of Exhibit D attached hereto.

                           h. As of the Closing Date, the Company shall have
reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, at least 1,611,000 shares of Common Stock.

                           i. The Irrevocable Transfer Agent Instructions, in
the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           j. The transactions contemplated hereby shall not
violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                  8.       INDEMNIFICATION.

                  In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Series B Preferred Shares and Conversion Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Series B Preferred Shares and

Conversion Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designation or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designation or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, except to the extent the Buyer Indemnified Liabilities are incurred as a result of (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Buyers in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby or (b) any breach of any covenant, agreement or obligation of the Buyers contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, provided that the Company shall only be responsible for 50% of Buyer Indemnified Liabilities incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to this Section 8(c). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

                  9.       GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. This Agreement shall be governed by
and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

                           b. Counterparts. This Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                           c. Headings. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           d. Severability. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e. Entire Agreement; Amendments. This Agreement
supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments and documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           f. Notices. Any notices, consents, waivers or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  if to the Company:

                           IntraNet Solutions, Inc.
                           9625 W. 76th Street
                           Suite 150
                           Eden Prairie, MN  55344
                           Telephone: 612-903-2003
                           Facsimile:  612-829-5424
                           Attention:  President

                           with a copy to:

                           Maslon Edelman Borman & Brand, LLP
                           3300 Norwest Center
                           Minneapolis, Minnesota 55402
                           Telephone:  612-672-8200
                           Facsimile:  612-672-8397
                           Attention: William Mower, Esq.

                  if to the Transfer Agent:

                           Norwest Bank Minnesota, National Association
                           161 North Concord Exchange
                           P.O. Box 738
                           South St. Paul, MN 55075-0738

                  and if to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                           g. Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series B Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, except pursuant to a Major Transaction (as defined in Section 3(c) of the Certificate of Designation) with respect to which the Company is in compliance with Section 3 of the Certificate of Designation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Series B Preferred Shares hereunder to be required to be registered under the 1933 Act.

                           h. No Third Party Beneficiaries. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival. The representations and warranties of
the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing until two years after the Closing Date. The agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j. Publicity. The Company and each Buyer shall have
the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                           k. Further Assurances. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. Placement Agent. The Company acknowledges that it
has engaged a placement agent in connection with the sale of the Series B Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                           m. No Strict Construction. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:
--------                                -------

INTRANET SOLUTIONS, INC.                STARK INTERNATIONAL

By:  /s/ Robert F. Olson                By:  /s/ Michael A. Roth
     ---------------------------            ------------------------------------
     Name:  Robert F. Olson                 Name:  Michael A. Roth
     Its:  President                        Its:  Managing Member,
                                                   Staro Asset Management, LLC,
                                                   Investment Manager


                                        SHEPHERD INVESTMENTS
                                            INTERNATIONAL, LTD.

                                        By:  /s/ Michael A. Roth
                                            ------------------------------------
                                            Name:  Michael A. Roth
                                            Its:  Managing Member,
                                                   Staro Asset Management, LLC,
                                                   Investment Manager

                               SCHEDULE OF BUYERS




                                                                  Number of Series
                               Investor Address and              B Preferred Shares   Investor's Advisors and Legal
Investor Name                  Facsimile Number                                       Counsel Address
-----------------------------  --------------------------        ------------------   -----------------------------
Stark International            c/o Staro Asset Management               150           Eleazer Klein, Esq.
(Bermuda)                      1500 West Market Street                                Schulte Roth Zabel LLP
                               Mequon, Wisconsin  53092                               New York, NY  10022
                               Fax:  (414) 241-1888                                   Fax:  (212) 593-5955
Shepherd Investments           c/o Staro Asset Management               150           Eleazer Klein, Esq.
International, Ltd.            1500 West Market Street                                Schulte Roth Zabel LLP
(British Virgin Islands)       Mequon, Wisconsin  53092                               New York, NY  10022
                               Fax:  (414) 241-1888                                   Fax:  (212) 593-5955